Exhibit 99.1

First United Issues Statement Regarding Recent Settlement Negotiations with Driver Management Company

Driver Refuses to Accept Reasonable Settlement Proposal

OAKLAND, Md. – March 26, 2020 – First United Corporation (NASDAQ: FUNC), a bank holding company and the parent company of First United Bank & Trust (the "Company" or "First United"), today announced the conclusion of recent settlement talks with Driver Management Company LLC (“Driver”).

First United has always respected the trusted nature of its conversations with shareholders. However, given Driver’s deliberate efforts on multiple occasions to grossly mischaracterize its engagement with the board of directors (the “Board”), the Company wants to make clear to all stakeholders the terms of the most recent settlement offer turned down by Driver, which we believe are both reasonable and fair. We also want to make clear that we made the last true effort to avoid a costly and distracting proxy fight. Our recent settlement terms included:

•	appointing two independent directors before the 2020 annual meeting of shareholders:

o	the first selected by Driver from among independent director candidates identified by the Company who have no prior or current affiliation with First United; and

o	one selected by the Company from among the nominees nominated by Driver.

•	appointing a third independent director before the 2021 annual meeting of shareholders;

•	the retirement of three incumbent directors from the Board — two before the 2020 annual meeting of shareholders and one before the 2021 annual meeting of shareholders;

•	committee designations for each of the new directors designated by Driver;

•	adopting more formal policies around the roles and responsibilities of the Lead Independent Director; and

•	expense reimbursement to Driver of $350,000.

This settlement construct would have given Driver direct input with respect to designating over 25% of the Board even though it owns less than 6% of the Company. In return, we requested customary non-disparagement, standstill (Driver voluntarily offered two years), and voting commitments, lasting this and next proxy season, even though the directors designated by Driver would be guaranteed to serve at least three years on the Board. Driver did not just reject the Board’s settlement proposal — it again demanded a sale of First United, reiterating that Driver will run a proxy fight every year for the next three proxy seasons until it has complete control over the Board.

In the interest of shareholders, we also requested that Driver confirm that it is not currently under any regulatory investigation or review related to either its proposed solicitation at the Company’s 2020 annual meeting of shareholders or ownership of stock in the Company. Driver took particular exception to the Company’s request for this confirmation, which the Company found not only peculiar but deeply unsettling.

Despite the unprofessional comments and inappropriate rhetoric directed toward the Board, CEO and management team expressed by Driver over the past eight months since going public with its campaign, much of which was of a personal nature, we nonetheless continued to engage with Driver and initiate settlement talks on several separate occasions. Unfortunately, Driver consistently refused to engage in good faith in any reasonable settlement discussions. Indeed, Driver has refused since November to let the Board meet with any of its director designees despite our many requests to interview them. By contrast, in the spirit of coming to a constructive agreement, we sent redacted resumés of the independent director candidates identified by the Board to Driver and made clear these candidates were available for interviews. Driver declined to speak with these candidates.

At this point, in fairness to the Company, its shareholders and customers, as well as the community in which it operates, we must proceed with our preparations for 2020 annual meeting of shareholders. We hope that Driver reconsiders the reasonableness of the Company’s settlement proposal, and, in that respect, the Board of course will remain open to the possibility of settlement in the future. In the meantime, the Company will remain focused on constructive engagement with our shareholders as we execute on our plan to maximize long-term value.

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company with commercial banking powers (the "Bank"), and two statutory trusts that were used as financing vehicles. The Bank has four wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company; First OREO Trust, a Maryland statutory trust that holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure; and FUBT OREO I, LLC, a Maryland company that likewise holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. First United Corporation's website is www.mybank.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission (the “SEC”) entitled “Risk Factors”.

Important Additional Information

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United’s shareholders in connection with First United’s 2020 annual meeting of shareholders. First United intends to file a definitive proxy statement and a proxy card with the SEC in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 to First United’s Current Report on Form 8-K, to be filed with the SEC on March 26, 2020 (“Exhibit 99.2”) contains information regarding the direct and indirect interests, by securities holdings or otherwise, of First United’s directors and executive officers in First United’s securities. If the holdings of First United’s securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Form 3, 4, and 5, which can be found through First United’s website at http://investors.mybank.com/ or through the SEC’s website www.sec.gov. Information can also be found in First United’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2019. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2020 annual meeting of shareholders. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC’s website www.sec.gov. Copies will also be available at no charge at First United’s website at http://investors.mybank.com/.

Shareholder Contact

Morrow Sodali, LLC

Mike Verrechia/Bill Dooley

(800) 662-5200

FirstUnitedCorp@MorrowSodali.com

Media Contact

Prosek Partners

Brian Schaffer / Kristen Duarte

(646) 818-9229 / (646) 818-9074

bschaffer@prosek.com / kduarte@prosek.com